State of Delaware
                        Office of the Secretary of State

                            -------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "RICHTON INTERNATIONAL CORPORATION", FILED IN THIS OFFICE ON THE TWELFTH DAY OF SEPTEMBER, A.D. 1997, AT 1 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING

                        [SECRETARY'S
                        OFFICE SEAL]    /s/ EDWARD J. FREEL
                                        -----------------------------------
                                        Edward J. Freel, Secretary of State

                                        Authentication: 8648631
                                                  Date: 09-12-97

                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 01:00 PM 09/12/1997
                                                        971305139 - 0725326

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        RICHTON INTERNATIONAL CORPORATION

     Richton  International  Corporation  (the  "Corporation"),   a  corporation
organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: The present name of the Corporation is Richton International Corporation. The Corporation was originally incorporated under the name Coro of Delaware, Inc., and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is August 25, 1969.

     SECOND: The provisions of the Certificate of Incorporation of the Corporation as heretofore amended are hereby restated and integrated into the single instrument which is hereinafter set forth and which is entitled Restated Certificate of Incorporation of Richton International Corporation, without further amendment and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and the provisions of the said single instrument hereinafter set forth.

     THIRD: The Board of Directors of the Corporation has duly adopted this Restated Certificate of Incorporation pursuant to the provisions of ss.245 of the General Corporation Law of the State of Delaware, in the form set forth as follows:

                     "RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        RICHTON INTERNATIONAL CORPORATION

     FIRST: The name of the corporation is Richton International Corporation.

     SECOND: The registered office of the Corporation is to be located at 1013 Centre Road, in the City of Wilmington, in the County of New Castle, in the State of Delaware, 19805. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law. Without limiting the generality of the foregoing, a purpose of the Corporation shall be to manufacture and deal in consumer goods, including, among other things, fashion costume jewelry, wearing apparel, handbags, accessories, cosmetics, footwear, watches, luggage and gift items.

     FOURTH: The total number of shares which the Corporation is authorized to issue is 6,500,000, which are divided into 6,000,000 shares of Common Stock, par value $.10 per share ("Common Stock"), and 500,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock").

1. ISSUANCE OF PREFERRED STOCK IN SERIES

     Subject to the provisions of Section 151 of the General Corporation law, the Board of Directors of the Corporation is authorized to issue the Preferred Stock, from time to time, in one or more series, all of which shall rank equally and be identical except with respect to he following matters: the voting rights, if any; the distinctive serial designation of each series and the number of shares which comprise each series; the rate or rates (which may be contingent on the happening of certain events) of preferential, participating or non-participating dividends payable in cash annually, semi-annually, or quarterly; the times of payment of dividends and whether dividends shall be cumulative and if cumulative the dates from which dividends shall be cumulative; whether or not the shares are redeemable, and if redeemable, the price or prices, the method by which and the time at which the same may be redeemed, which shall be not less than the par value thereof, plus dividend arrearages, if any; the notice of redemption required; the amount and terms of the sinking fund, if any, for the purchase or redemption thereof, provided such sinking fund is payable only out of funds legally available therefor; the terms, conditions, rights, privileges, and other provisions, if any, respecting conversion into Common Stock or another series of Preferred Stock; and the preferential amount or amounts which shall be paid to the holders thereof in the event of liquidation dissolution, or winding up of the Corporation, whether voluntary or involuntary, which shall be not less than the par value plus dividend arrearages, if any; such other preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof as shall not be inconsistent with this Article Fourth.

     All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

2. DIVIDENDS

     Subject to the limitations prescribed in this Article Fourth and any further limitations in accordance herewith, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in Common Stock. The Board of Directors shall have the power to pay dividends in Common Stock in relation to the Corporation's treasury Common Stock.

     The shares of all series of Preferred Stock shall share ratably in the payment of all dividends payable thereon, including accumulations, if any, in accordance with the sums which would be payable on all such shares if all dividends were declared and paid in full.

3. VOTING RIGHTS

     At every meeting of stockholders, each holder of shares of Common Stock and, except as otherwise provided herein or in the resolution or reduction providing for any series of Preferred Stock, each holder of shares of Preferred Stock shall be entitled to one vote for each share held and shall vote together as one class; provided, however, that if and whenever and as often as dividends on all series of Preferred Stock shall be in arrears in an aggregate amount equivalent to six (6) quarterly dividends on all shares of all series of Preferred Stock at the time outstanding, then and in such event, the holders of all series of Preferred Stock then outstanding, voting separately as a class, shall be entitled at each meeting of stockholders thereafter held for the election of Directors, to elect two of the total number of Directors to be elected at such meeting. Such class voting right shall continue until such time as all accumulated dividends on all series of Preferred Stock at the time outstanding have been paid or declared and set aside for payment, whereupon such right shall cease until such time, if any as such right shall again accrue as hereinabove provided.

     In the event of any vacancy occurring in the case of a Director elected by the Preferred Stock voting as a class (unless at the time when such vacancy shall occur, all accumulated dividends of Preferred Stock shall have been paid or declared and set aside for payment), a Special Meeting of the holders of all series of Preferred Stock shall be called promptly to fill any such vacancy. Such meeting shall be held within forty days after such call at a place and upon notice as provided for the holding of meetings of stockholders, except that no such Special meeting shall be required before the date fixed for the Annual Meeting of Stockholders. At any such meeting of Preferred Stock, a majority of the outstanding Preferred Stock shall be required to constitute a quorum for the election of the Directors or to fill any vacancy. The Directors elected by the class vote of the Preferred Stock shall serve until the next Annual Meeting of stockholders or until their successors shall be elected, and shall qualify; provided, however, that whenever during the term of office of such Directors, all accumulated dividends shall have been paid or declared and set aside for payment, the terms of office of such Director shall forthwith terminate.

     Notwithstanding the foregoing, the Board of Directors in originally fixing the voting rights of all series of Preferred Stock, may limit in any manner or eliminate entirely with respect to the shares of such series, any and all voting rights prescribed for the Preferred Stock, or, if such series is convertible into Common Stock of the Corporation, may grant such series increased voting power which shall not exceed the number of votes per share to which the holder thereof would be entitled if such conversion right was to be exercised.

4. LIMITATIONS

     So long as Preferred Stock of any series shall be outstanding, the Corporation shall not

     (a) without affirmative vote or written consent of the holders of record of at least 1/3 of the shares of all such series at the time outstanding, by an amendment to the Certificate of Incorporation or by merger or consolidation or in any other manner,

          (i) authorize any class of stock ranking prior to the Preferred Stock either in the payment of dividends or in the distribution of assets, or create any stock or other security convertible into or exchangeable for or evidencing the right to purchase any such stock so ranking prior to the Preferred Stock; or increase the authorized number of shares of any such other class of stock or other security; or

          (ii) alter or change the preferences or limitations with respect to the Preferred Stock in any material respect prejudicial to the holders thereof, provided, however, that any such alteration or change affecting a particular series of Preferred Stock which does not adversely affect the holders of any other series may be effected by the affirmative vote or written consent of the holders of record of 2/3 of the number of shares of the particular series affected by such alteration or change without the necessity of the class vote or written consent of the holders of shares of all series; or

     (b) without affirmative vote or written consent of the holders of record of at least a majority of the shares of all such series at the time outstanding, by an amendment to the Certificate of Incorporation or by merger or consolidation or in any other manner,

          (i) increase the total number of authorized shares of Preferred Stock; or

          (ii) authorize or increase any class of stock ranking on a parity with the Preferred Stock, or create any stock or other security convertible into or exchangeable for or evidencing the right to purchase any such stock ranking on a parity with the Preferred Stock, or increase the authorized number of shares of any such other class of stock or other security; or

     (c) declare or pay, or set apart for payment, any dividends (other than dividends payable in shares of any class or classes of stock of the Corporation ranking junior to the Preferred Stock in the payment of dividends or in the distribution of assets), or make any distribution, on any claim or classes of stock ranking junior to the Preferred Stock in the payment of dividends or in the distribution of assets, and will not redeem, purchase or otherwise acquire or permit any subsidiary to purchase or otherwise acquire, whether voluntarily, for a sinking fund or otherwise, any shares of any class or classes of stock ranking junior to the Preferred Stock in the payment of dividends or in the distribution of assets, and will not redeem, purchase or otherwise acquire or permit any subsidiary to purchase or otherwise acquire, whether voluntarily, for a sinking fund, or otherwise, any shares of any class or classes of stock ranking junior to the Preferred Stock in the payment of dividends or in the distribution of assets or less than all of the Preferred Stock, if at the time of making such declaration, payment, setting apart, distribution, redemption, purchase or acquisition, the Corporation shall not have paid all dividends payable on or shall be in default with respect to any obligation to retire shares of Preferred Stock or if after giving effect to such declaration, payment, setting apart, distribution, redemption, purchase or acquisition, the capital represented by the Common Stock plus surplus of the Corporation is in the aggregate less than the aggregate involuntary liquidation value of all series of Preferred Stock outstanding, provided that notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of stock of any such junior class in exchange for, or out of the net cash proceeds from the concurrent sale of, other shares of stock of any such junior class;

provided, however, that nothing herein contained shall require a class vote or consent in connection with (i) any increase in the total number of authorized shares of Common Stock, (ii) the fixing of any of the specific rights, preferences and limitations of other series of the Preferred Stock that may be fixed by the Board of Directors, or (ii) subject to prohibitions of the General Corporation Law of Delaware, the increase or decrease in the number of shares of Preferred Stock classified as any series of Preferred Stock, or the reclassification and reissue of shares of any series of Preferred Stock as a part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, the terms of which do not prohibit such reissue and provided further that no class vote or written consent of the holders of the Preferred Stock or any series thereof shall be required if at or prior to the time the issuance of any such prior stock is to be made or any such change is to take effect, provision is made for the redemption of all Preferred Stock at the time outstanding or, if only one or more series is entitled to such class vote, provision is made for the redemption of all shares of such series at the time outstanding.

     In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and any preferential amounts to which the holders of the Preferred Stock shall be entitled, the holders of the Common Stock and any Preferred Stock entitled to participation after payment of its preferential amount, shall be entitled to share ratably in the remaining net assets of the Corporation.

     Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation.

5. SERIES A SHARES

     The first series of Preferred Stock, par value $1.00 per share, of the Corporation shall be, and hereby is, designated "Series A Preferred Shares" (the "Series A Shares), and the number of shares constituting such series shall be forty thousand (40,000). The relative rights and preferences of the Series A Shares shall be as follows:

     (a) Dividends and Distributions.

          (1) Subject to the prior and superior rights of the holders of any shares of any series of stock ranking prior and superior to the Series A Shares with respect to dividends, the holders of Series A Shares, in preference to the holders of Common Stock, par value $.10 per share, of the Corporation (the "Common Stock") and of any other junior stock, shall be entitled to receive, when and as declared by the Board of Directors, out of any funds lawfully available therefor, cash dividends thereon, payable quarterly, from the date of issuance thereof, upon the first days of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series A Share, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.25 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend or distribution payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Series A Share. In the event the Corporation shall at any time after January 26, 1988 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amounts to which holders of Series A Shares were entitled immediately prior to such event under clause (a) and clause (b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (2) The Corporation shall declare a dividend or distribution on the Series A Shares as provided in paragraph (1) of this Section (a) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend or distribution payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.25 per share on the Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date; and provided further that nothing contained in this paragraph (2) shall be construed so as to conflict with any provision relating to the declaration of dividends contained in the Charter.

          (3) Dividends shall begin to accrue and be cumulative on outstanding Series A Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series A Shares entitled to receive payment of a dividend or distribution declared thereon.

     (b) Redemption. The Series A Shares are not redeemable.

     (c) Liquidation. Dissolution or Winding Up. In the event of the voluntary or involuntary liquidation of the Corporation, the preferential amounts which the holders of the Series A Shares shall be entitled to receive out of the assets of the Corporation shall be $100.00 per share plus all accrued and unpaid dividends thereon.

          (1) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (upon liquidation, dissolution or winding up) to the Series A Shares unless, prior thereto, the holders of Series A Shares shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of Series A Shares unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by
     (ii) 100 (as appropriately adjusted as set forth in paragraph (3) of this Section (c) to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause
     (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding Series A Shares and Common Stock, respec tively, holders of Series A Shares and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one with respect to the Series A Shares and Common Stock, on a per share basis, respectively.

          (2) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Shares, then all such available assets shall be distributed ratably to the holders of the Series A Shares and the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then any such remaining assets shall be distributed ratably to the holders of Common Stock.

          (3) In the event the Corporation shall at any time after January 26, 1988 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (d) Sinking Fund. The Preferred Shares shall not be entitled to the benefit of any sinking fund for the redemption or purchase of such shares.

     (e) Conversion.

          (1) Subject to paragraph (2) of this Section (e), the Preferred Shares shall not be convertible.

          (2) In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Series A Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassi fication or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (f) Voting Rights.

          (1) The holders of Series A Shares shall have no voting rights except as provided by Delaware statutes or by paragraph (2) of this Section (f).

          (2) So long as any Series A Shares shall be outstanding, and in addition to any other approvals or consents required by law, without the consent of the holders of 66-2/3% of the Series A Shares outstanding as of a record date fixed by the Board of Directors, given either by their affirmative vote at a special meeting called for that purpose, or, if permitted by law, in writing without a meeting:

               (i) The Corporation shall not sell, transfer or lease all or substantially all the properties and assets of the Corporation; provided, however, that nothing herein shall require the consent of the holders of Series A Shares for or in respect of the creation of any mortgage, pledge, or other lien upon all or any part of the assets of the Corporation.

               (ii) The Corporation shall not effect a merger or consolidation with any other corporation or corporations unless as a result of such merger or consolidation and after giving effect thereto holders of Series A Shares are entitled to receive a per share amount and type of consideration equal to 100 times the per share amount and type of consideration received by holders of shares of Common Stock, or (l) either (A) the Corporation shall be the surviving corporation or (B) if the Corporation is not the surviving corporation, the successor corporation shall be a corporation duly organized and existing under the laws of any state of the United States of America or the District of Columbia, and all obligations of the Corporation with respect to the Series A Shares shall be assumed by such successor corporation,
          (2) the Series A Shares then outstanding shall continue to be outstanding, and (3) there shall be no alteration or change in the designation or the preferences, relative rights or limitations applicable to outstanding Series A Shares prejudicial to the holders thereof.

               (iii) The Corporation shall not amend, alter or repeal any of the provisions of its Certificate of Incorporation in any manner which adversely affects the relative rights, preferences or limitations of the Series A Shares or the holders thereof.

     (g) Certain Restrictions.

          (1) Whenever quarterly dividends or other dividends or distributions payable on the Series A Shares as provided in Section (a) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Shares outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (as to dividends) to the Series A Shares;

               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (as to dividends) with the Series A Shares, except dividends paid ratably on the Series A Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (as to dividends) to the Series A Shares, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stocks of the Corporation, ranking junior (as to dividends) to the Series A Shares; and

               (iv) purchase or otherwise acquire for consideration any Series A Shares, or any shares of stock ranking on a parity (as to dividends) with the Series A Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (2) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (1) of this Section
(g), purchase or otherwise acquire such shares at such time and in such manner.

     (h) Fractional Shares. The Corporation may issue fractions and certificates representing fractions of Series A Shares in integral multiples of 1/100th of a Series A Share, or in lieu thereof, at the election of the Board of Directors of the Corporation at the time of the first issue of any Series A Shares, evidence such fractions by depositary receipts, pursuant to an appropriate agreement between the Corporation and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all rights, privileges and preferences to which they would be entitled as beneficial owners of Series A Shares. In the event that fractional Series A Shares are issued, the holders thereof shall have all the rights provided herein for holders of full Series A Shares in the proportion which such fraction bears to a full share.

     FIFTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, or any class thereof, it is further provided:

     1. The management of the business and the conduct of the affairs of the Corporation, including the election of officers, shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed, by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

     2. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders, except as the provisions of paragraph (d)(2) of section 242 of the General Corporation Law and of sections
251, 252 and 253 of the General Corporation Law shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

     3. The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

     4. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

     SIXTH: 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fees and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

          3. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph 1 or 2 of this Article Sixth, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          4. Any indemnification under paragraph 1 or 2 of this Article Sixth (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

          5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article Sixth.

          6. The indemnification and advancement of expenses provided by, or granted pursuant to the other paragraphs of this Article Sixth shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          7. By action of the majority of the whole Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article Sixth or of the General Corporation Law of the State of Delaware.

          8. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          9. The directors of the Corporation shall not be held personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this paragraph to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     EIGHTH: (1) Except as set forth in paragraph (4) of this Article, the affirmative vote or consent of the holders of four-fifths of all classes of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this Article as one class, shall be required (i) for the adoption of any agreement for the merger or consolidation of the Corporation with or into any other corporation, or (ii) to authorize any sale, lease or exchange of all or substantially all of the assets of the Corporation to, or any sale, lease or exchange to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of any assets of, any other corporation, person or other entity, if, in either case, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto such other corporation, person or entity is the beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of stock of the Corporation entitled to vote thereon or consent thereto considered for the purposes of this Article as one class. Such affirmative vote or consent shall be in lieu of any lesser vote or consent of the holders of the stock of the Corporation otherwise required by law or any agreement or contract to which this Corporation is a party.

          (2) For the purpose of this Article, any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of the Corporation (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of the foregoing clause (i) of this paragraph (2), by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect May 31, 1976. Also for purposes of this Article, the outstanding shares of any class of stock of the Corporation shall include shares deemed owned through application of the foregoing clauses (i) and

(ii) of this paragraph (2), but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

          (3) The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article, on the basis of information known to the Corporation, whether (i) such other corporation, person or other entity beneficially owns more than 10% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, (ii) a corporation, person, or entity is an "affiliate" or "associate" (as defined above) of another and (iii) the memorandum of understanding referred to in paragraph (4)of this
Article is substantially consistent with the transaction covered thereby. Any such determinations shall be conclusive and binding for all purposes of this Article.

          (4) The provisions of this Article shall not be applicable to (i) any merger or consolidation of the Corporation with or into any other corporation, or any sale, lease or exchange of all or substantially all of the assets of the Corporation to, or any sale, lease or exchange to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of any assets of, any other corporation, if the Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding with such other corporation with respect to and substantially consistent with such transaction prior to the time that such other corporation shall have become holder of more than 10% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors; or (ii) any merger or consolidation of the Corporation with, or any sale, lease or exchange to the Corporation or any subsidiary thereof of any of the assets of, any other corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by the Corporation and its subsidiaries.

     NINTH: Notwithstanding any other provision of this Certificate of Incorporation and any provision of the By-Laws of this Corporation, no amendment to this Certificate of Incorporation shall amend, alter, change or repeal any provisions of Article Eighth or this Article Ninth, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of four-fifths of all classes of stock of the Corporation entitled to vote on such amendment, considered for the purpose of this Article as one class and no amendment to the ByLaws by action taken by a vote of stockholders shall amend, alter, change or repeal any provisions of Article II, Section 2.01 unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of four-fifths of all classes of stock of the Corporation entitled to vote on such amendment, considered for the purpose of this Article as one class."

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its officers thereunto duly authorized this 9th day of September, 1997.

                                          RICHTON INTERNATIONAL
                                          CORPORATION

                                          By: /s/ FRED R. SULLIVAN
                                              ------------------------
                                              Name: Fred R. Sullivan
                                              Office: Chairman

ATTEST:

/s/ MARSHAL E. BERNSTEIN
----------------------------------
Marshall E. Bernstein, Secretary